                                                                   EXHIBIT 10.J4

             AMENDMENT 3 TO THE VIAD CORP SUPPLEMENTAL PENSION PLAN

WHEREAS, the Viad Corp Supplemental Pension Plan (the "Plan") was amended and restated on January 1, 2001; and

WHEREAS, the Plan was amended on May 8, 2003 to clarify the administration of the Plan and amended a second time on March 30, 2004 to carry out certain terms in connection with the spin-off of Viad Corp's global payment services business and to update the Plan for the freeze of the Viad Corp Retirement Income Plan; and

WHEREAS, The Board of Directors wishes to amend the Plan so as to freeze Credited Service for Schedule B participants as of June 30, 2004;

NOW, THEREFORE, the Plan is hereby amended effective June 30, 2004 as follows:

      1. Article 2 entitled "Definitions" is hereby amended by adding the following sentence at the end of Paragraph (c) entitled "Credited Service":

                  "Notwithstanding anything herein to the contrary, for Eligible
            Employees listed under Schedule B, Credited Service shall be frozen as of June 30, 2004 and no further Credited Service shall be recognized for any periods on or after June 30, 2004. Nothing herein shall be construed to relieve MoneyGram International, Inc. of any continuing obligations assumed with respect to the Viad Corp Supplemental Plan as specified in that certain Employee Benefits Agreement by and among Viad Corp, MoneyGram International, Inc. and Travelers Express Company, Inc."

      2. Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

Effective June 30, 2004.

By:    /s/ G. Michael Latta
       -------------------------
Title: Vice President-Controller